Exhibit 10.3

AMENDMENT TO THE

SPX CORPORATION SUPPLEMENTAL RETIREMENT PLAN

FOR TOP MANAGEMENT

SPX Corporation currently maintains the SPX Corporation Supplemental Retirement Plan for Top Management (the “Plan”).  Pursuant to the powers of amendment reserved in Section 6.1 of the Plan, effective as of March 10, 2014, SPX Corporation hereby amends the Plan in the following manner:

1.              Section 8.2 of the Plan is amended by inserting the phrase “(as amended from time to time)” after the phrase “Executive Bonus Plan” and the phrase “Account Retirement Plan”.

2.              Section 8.3 of the Plan is amended to read as follows:

“Section 8.3                              RESERVED”